                                                                   EXHIBIT 10.14

                     AIT CARRIER SERVICE AGREEMENT FOR ITC
                     -------------------------------------


THIS AGREEMENT is entered into with the effective date of June 1, 1997, by and between AMERICAN INTERNATIONAL TELEPHONE, INC., a Delaware corporation (the "Company" or "AIT"), having its main office at 287 Bowman Avenue, Purchase, NY 10577 and INTERNATIONAL TELEPHONE COMMUNICATIONS, INC. d/b/a ITC ("ITC" or "Customer") having an address at 110 East Broward Boulevard, Suite 6l0, Ft. Lauderdale, Florida 33301. This Agreement supersedes the agreement between AIT and Customer dated January 23, 1996 and all other prior agreements by and among the parties.

                              W I T N E S S E T H
                              -------------------

WHEREAS, the Company is in the business of providing long distance telecommunications services as a reseller and Customer desire to utilize the Company's services;

WHEREAS, ITC and the Company desire to replace the January 23, 1996 agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Long Distance Service. AIT will provide Customer long distance telephone
   ---------------------
   service pursuant to T-l access (the "Facilities") for international, interstate and intrastate calls.

2. Term. The term of this agreement is for one year unless earlier terminated by
   ----
   either party upon 30 days notice, if without cause, and immediately if for cause. For cause is defined herein as a breach of this agreement, bankruptcy or assignment for the benefit of creditors, fraud or material misrepresentation or the failure of Customer to provide financial information set forth in paragraph 13. AIT shall also have the right to terminate this agreement or modify its rates in the event its underlying carriers cancel service, change their rates, provide unacceptable services or change the way they conduct business so as to materially impact AIT or if Customer becomes financially unsound.

3. Billing and Charges for Facilities. AIT shall bill ITC on the basis of the
   ----------------------------------
   rates set forth on Schedules A and A-1 attached hereto. ITC shall be
                      -------------------
   responsible for all Federal excise taxes, telecommunications taxes, surcharges and sales tax since it is a carrier reselling services. AIT will periodically advise ITC of any changes in its rates. Billing shall be 30/06 for international, except Mexico shall be 60/60. Domestic billing will be in 6 second increments. Customer shall pay AIT one-half of all access charges or other facilities charges which AIT is billed by third parties related to maintaining the private lines.

4. Payment of Bills. ITC agrees to pay its bills in a timely fashion and in all
   ----------------
   events a manner which preserves AIT's credit with its carriers. In the event AIT is charged interest by its underlying carriers, it will pass on such charges to ITC and ITC agrees to pay them in the event they are not waived. In the event AIT is required to make prepayments, AIT will have the right to request prepayments in return from Customer.

5. Confidentiality. Customer agrees to keep all rate information strictly
   ---------------
   confidential and acknowledges that Company may be irreparably harmed by any disclosure of rate information. Customer agrees that AIT may seek an injunction to enforce this clause. AIT will keep all relevant information regarding Customer confidential.

6.   Compliance With Federal and State Laws. Customer agrees to abide by all
     --------------------------------------
     Federal, state and local rules, regulations and laws and Customer shall be responsible for any tariff filings it may be required to make and payment of all applicable local, state and federal taxes.

7.   Notices. All communications, notices, requests, instructions, consents or
     -------
     demands given under this agreement will be in writing and will be deemed to have been duly given when delivered to, or mailed prepaid registered or certified mail addressed to, the party for whom intended, as follows, or to such other address as may be furnished by such party in the manner provided herein:


     If to AIT:                    American International Telephone, Inc.
                                   287 Bowman Avenue
                                   Purchase, NY 10577
                                   Attention: Charles S. Eisenberg

     If to Customer:               International Telephone Communications, Inc.
                                   110 East Broward Boulevard
                                   Suite 610
                                   Ft. Lauderdale, Florida 33301
                                   Attention: Phil Thomas


8.   Liability and Indemnification. AIT shall not be liable for consequential,
     -----------------------------
     special, punitive or incidental damages or lost profits relating to service interruptions or the providing of service. AIT shall not be liable for any fraudulent calls relating to Customer's account. Customer agrees to indemnify and hold harmless AIT from any claims of third parties associated with Customer.

9.   Governing Law. This agreement will in all respects be governed by and
     -------------
     construed under the laws of the State of New York without giving effect to provisions thereof concerning conflict of laws. The parties agree to jurisdiction within the State of New York and all disputes relating hereto shall be brought in state or Federal Courts located within the State of New York.

10.  Entire Agreement. This agreement sets forth the entire understanding of the
     ----------------
     parties hereto with respect to the subject matter, merges and supersedes all prior and contemporaneous understandings and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this agreement in any instance may be deemed to be a waiver of the same or any other provisions in any other instance.

11. Binding Agreement. This agreement will be binding upon, unenforceable
    -----------------
    against, and inure to the benefit of, the parties hereto and their respective successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.

12. Enforceability. If any provision of this agreement is held to be invalid or
    --------------
    unenforceable by a court of competent jurisdiction, this agreement will be interpreted and enforceable as if such provision were not contained herein, the provisions of this agreement being severable in any such instance.

13. Further Assurances. Customer hereby authorizes AIT to obtain credit
    ------------------
    information on Customer. Customer will, upon request, provide financial statements, tax returns, business plans, TRW and D&B Reports, company brochures or other literature on Customer which is reasonably available to Customer. Customer hereby grants AIT the right to file UCC-1 Financing Statements or other liens in the event Customer does not pay its bills within 30 days.

AMERICAN INTERNATIONAL
 TELEPHONE, INC.                        INTERNATIONAL TELEPHONE INC.

By: SIGNATURE ILLEGIBLE                 By: SIGNATURE ILLEGIBLE
    -----------------------------           ------------------------------
Title: President                        Title: President
       --------------------------              ---------------------------


                                      -3-